EXHIBIT 10.6

SUBSCRIPTION AGREEMENT

TO:	DAVID L. COHEN

RE:	PURCHASE OF UNSECURED NOTE

PURCHASE AMOUNT: $25,000.00	DATE: _______________

Dear Subscriber:

You (the "Subscriber") hereby agree to purchase, and Premier Indemnity Holding Company, a Florida corporation (the "Company"), hereby agrees to issue and to sell, at a price of $25,000 per Unit and for the aggregate consideration set forth on the signature page hereof (the "Purchase Price"), _______Units, each of which consists of the following (each, a "Unit" and, together, the "Units"): a six percent (6%) Unsecured Promissory Note (the "Note"), in principal amount of the amount purchased by the Subscriber. The form of Note is annexed hereto as Exhibit A. The Units are collectively hereinafter referred to herein as the "Securities." Upon acceptance of this Agreement by the Subscriber, the Company will issue and deliver to the Subscriber the specified number of Units against payment, by check payable or wire transfer to Premier Indemnity Holding Company, of the Purchase Price in U.S. dollars.

This subscription is concurrent with, and part of similar Subscription Agreements which relate to, an offering of up to $500,000 in aggregate Purchase Price (the "Offering"). A closing hereunder will occur upon the Company receipt of funds from each investor whose investment has been accepted by the Company and all funds so received and accepted will be immediately released to the Company. No minimum offering and no escrow account has been established. This offering and the purchase of the Securities is occurring solely within the State of California.

The following terms and conditions apply to this subscription.

1. Closing. The consummation of the transactions contemplated herein will take place in California upon the satisfaction of all conditions to closing set forth in this Agreement, and on subsequent dates upon which additional Units may be issued to the Subscriber. In each case, the closing date will be the date that funds representing the net amount due the Company from the Subscriber are transmitted by wire transfer or check to the Company (each, a "Closing Date").

2. Subscriber's Representations and Warranties. The Subscriber represents and warrants to and agrees with the Company that:

1.1          Information from Company The Subscriber has been furnished with the Company's Business Plan with all attachments and exhibits thereto (the “Reports”). In addition, the Subscriber has received from the Company, a copy of the Company’s Articles of Incorporation, its By-laws, and all minutes of the Company’s Board of Directors and Shareholders and such other information concerning its planned operations, its financial condition and other matters as the Subscriber has requested, and the Subscriber has considered all factors the Subscriber deems

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material in deciding on the advisability of investing in the Securities (such information in writing, collectively, the "Other Written Information"). The Subscriber understands the following Risk Factors, among others:

A. Start-Up Company. The Company is a start-up company with no history of operations upon which the Subscriber can base his investment decision.

B. Uncertainties of New Business. The Company is subject to all the uncertainties of a new business with limited management and resources upon which it may execute its business plan.

C. No Professional Third Party Evaluation of Business Plan. The Company has not engaged the services of a professional to conduct an evaluation of its planned business and as a result all of the plans and strategies proposed by the Company are the product of the limited evaluations of the Company’s management.

D. Lack of Financing, Need for Additional Capital, No Equity, No Working Capital. The Company has limited financial resources, needs to raise as much as $11,000,000 in additional capital to execute its business plan, has no equity, has no working capital, and has no significant assets. In the event that the Company is not successful, an investor will likely not obtain any return of the funds invested for the purchase of the Units offered hereby.

E. Absence of Underwriter & No Existing Commitment from any Underwriter. The Company plans to undertake a public offering of its common stock via the filing of a Form SB-2 Registration Statement. Currently the Company does not anticipate that it will receive any commitment from any underwriter for this planned public offering. Further, the Company has not received any commitment from any broker-dealer to assist it with this offering or otherwise from any other source that would allow it to have the necessary funds to prepare and file the planned Registration Statement. As a result, there can be no assurance that the Company will receive any funds from this offering or, for that matter, from the planned public offering. Therefore, there can be no assurance that the Company will receive any funds from this offering or from the planned public offering and investors should be willing to accept the total loss of their investment.

F. No Minimum Offering & No Escrow Account. This offering and any funds received and accepted by the Company hereby, is being conducted without a minimum and no escrow account is or will be established. As a result, all funds received, if any, for the purchase of the Securities, will be immediately released to the Company. There can be no assurance that the Company will obtain any funds from this Offering or from the planned public offering. An investor should be prepared to lose their entire investment.

G. Risks of Planned Insurance Business. If the Company is able to raise funds from this Offering and from the planned public offering and if the Company obtains the necessary licenses needed to operate as an insurance company in the State of Florida, the Company will likely experience significant and on-going losses even if it later achieves and sustains any profitability. If the Company is able to execute its business plans and if it raises all or nearly all of the additional capital it needs to raise, there can be no assurance that the Company will achieve or

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sustain profitability or that the Company will have the ability to repay the Subscriber any of the funds invested for the purchase of the Securities offered hereby.

H. Lack of Collateral for Notes & Absence of Any Source of Repayment on Notes. All of the Notes offered hereby are unsecured. No collateral or any assets will be available to provide any security to the Subscriber who purchases the Notes. In the event that the Company is not successful in executing its business plans and raising all or nearly all of the additional capital it needs to raise, the investment made by each Subscriber for the purchase of the Notes offered hereby will likely be worthless. For these and other reasons, a Subscriber should be prepared to lose all of their investment.

I. Notes are Restricted Securities & No Trading Market Exists. The Notes are “restricted securities” and they cannot be sold or transferred by the Subscriber for an indeterminate period of time. The Subscriber agrees that he can bear the risk of holding these restricted securities and that he has no plans to offer, sell, or transfer the Notes at any time in the future. Subscriber further agrees that there is no likelihood that any market will ever exist for the Notes that he is purchasing hereby and that no market will ever likely exist. For these and other reasons, a Subscriber should be prepared to lose all of their investment.

The Subscriber is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

1.2 Purchase For Own Account The Subscriber will purchase the Securities for its own account and not with a view to any distribution thereof.

1.3 Compliance with Securities Act The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require such registration (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

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1.4 Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber onlyn in the State of California. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

1.5 Correctness of Representations The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to a Closing Date, will be true and correct as of each Closing Date. The foregoing representations and warranties will survive each Closing Date.

3. Company's Representations and Warranties The Company represents and warrants to and agrees with the Subscriber, except as set forth on Schedule 1 hereto, that:

1.1 Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida, its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

1.2 Capitalization As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. Except as set forth in the Reports or the Other Written Information, there are no options, warrants or rights to subscribe to, or securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of, capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable

1.3 Reports The Company has delivered or made available to the Subscriber true and complete copy of the Reports.

1.1.1

Financial Plan; Need for Additional Financing. In the event that the Company raises all or a substantial portion of the funds it seeks in this Offering, the Company anticipates that it may need to raise as much as $11,000,000 in additional funds in one or more subsequent offerings from the sale of the Company’s common stock, preferred stock, or debt securities upon such terms as may be available (the “Subsequent Offerings”). There can be no assurance that the Company will obtain additional financing or, if it does obtain additional financing, that it can obtain any such funds on terms that are reasonable in light of the Company’s current circumstances.

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1.1.2

Lack of Underwriting Commitments. This Offering is being conducted without the benefit of any commitment from any underwriter, broker-dealer, or other institutional financing source. In addition, the Company has not received a commitment from any underwriter, broker-dealer, or other institutional financing source to undertake any Subsequent Offering on behalf of the Company or the commitment of any underwriter for the planned registration of the Shares offered hereby. As a result, there can be no assurance that the Company will raise the funds it seeks in this Offering or in the planned public offering. No market exists for the Notes offered hereby and the Notes are and will be characterized as “restricted securities” as that term is used in the Securities Act of 1933. There can be no assurance that the Company will undertake any Subsequent Offering or otherwise successfully raise any additional capital.

1.1.3

Dependence Upon Key Personnel and New Employees. The Company believes that its success will depend, to a significant extent, on the efforts and abilities of its senior management, including, but not limited to, Mr. Barrett, Mr. Rhode, and others. The loss of the services of any one or more of these individuals could have a material and continuing adverse effect on the Company. The Company does not maintain any key man life insurance on any of its senior management and there are no plans to obtain any such insurance. The Company’s success also depends on its ability to attract and retain qualified employees to execute the Company’s business strategy.

1.1.4

Use of Proceeds. Any funds received from this Offering will be used to increase the Company’s working capital. In the event that the Company is not successful, a Subscriber in this Offering would not be able to look to any collateral or other asset to gain a return of his or her investment.

1.1.5

Lack of Collateral for Note. The Promissory Note offered hereby is unsecured. In the event that the Company is unable to fulfill its obligations under the terms of the Note, a Noteholder will not hold any security interest or other collateral upon which to seek repayment or enforce any rights thereunder.

1.1.6

Forward Looking Statements. The Company’s Business Plan and all other documents attached thereto are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that these statements are reasonable, there can be no assurance that the Company will achieve any one or more of the projections given or implied in these documents. The Company’s ability to achieve its objectives or continue to meet the expectations indicated in these documents will be determined by many factors beyond its control including, but not limited to, the general level of economic activity, competition, government

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regulations, availability of capital, and the Company’s successful execution of its business plan.

3.4        Authority; Enforceability This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered

3.5	Note Legend Except as otherwise provided herein, the Notes issued and issuable pursuant to this Agreement will bear the following legend:

"THE NOTE REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PREMIER INDFEMNITY HOLDING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.6          Reliance Upon Section 4(2) of the Securities Act. This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2)of the Securities Act of 1933, which exemption is based in part on the accuracy of the Subscriber's representations and warranties contained herein.

3.7          Indemnification The Company on the one hand, and the Subscriber on the other hand, each agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons or entities other than the Finder claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Except for the Finder and respective counsel for each party, the Company and the Subscriber each represent that no other parties are entitled to receive fees, commissions or similar payments in connection with the Offering.

3.8          Entire Agreement; Amendment; Assignment This Agreement and the Note represent the entire agreement between the parties hereto with respect to the subject matter hereof. It is the express understanding of the parties hereto that no party has made any representation whatsoever, express or implied, oral or written, other than those representations of the parties hereto expressly set forth in this Agreement and the Note. This Agreement may be amended only by a writing executed by the parties hereto. No right or obligation of either party may be assigned by such party without prior notice to and the written consent of the other party.

1.0 Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

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5.0          Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by any party against the others concerning the transactions contemplated by this Agreement may be brought only in the state courts of California or in the federal courts located in the Southern District of California. The parties executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law. No such provision, which may prove invalid or unenforceable under any law, may affect the validity or enforceability of any other provision of this Agreement. Subject to this Section 5.0, each of the Company and the Subscriber hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section 5.0 may affect or limit any right to serve process in any other manner permitted by law.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned, whereupon it will become a binding agreement.

Dated: ________________________	Premier Indemnity Holding Company, a Florida corporation

	By:	________________________________
Gregg Barrettt

Subscriber	Number of Units	Total Purchase Price
_________________________________ (Signature) Print Name:_______________________ Address:__________________________ __________________________ Facsimile No.______________________

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EXHIBIT A TO SUBSCRIPTION AGREEMENT

THE NOTE REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PREMIER INDFEMNITY HOLDING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED PROMISSORY NOTE

David L. Cohen

Amount of Note: $25,000.00
Date:_________________

FOR VALUE RECEIVED, the undersigned, Premier Indemnity Holding Company, a Florida corporation, (hereinafter called "Maker"), promises to pay to the order of David L. Cohen (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of Twenty-Five Thousand Dollars ($25,000.00) (the “Initial Note Amount”), together with interest thereon calculated on a daily basis (non-compounded) (based, on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

A.        Interest Rate. Interest shall accrue at all times hereunder at the rate of six percent (simple interest) per annum commencing upon the execution of this Note, and continuing on each anniversary thereafter until this Note is paid in full.

B.        Maturity Date. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on March 1, 2008 (the “Maturity Date”).

C.         If Additional Advances Are Made. The principal amount of this Note (set forth above) may by increased above the Initial Note Amount set forth above to reflect one or more additional advances made by the Payee to Maker without either party to this Note requiring that a new Note be issued by the Maker provided that at the time of any additional increases, both parties execute an Addendum to this Note specifying that: (A) the additional advance is made upon the same terms as this Note; (B) all of the representations made by the Payee in the Subscription Agreement are, at the time of any said additional advance, true and accurate as of the date of the additional advance; and (C) the additional advance is being made under the terms of the Subscription Agreement.

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D.         Matter of Disclosures & Status As Accredited Investor. In the event that any additional advances are made by the Payee to the Maker as provided by Section C of this Note, the Maker may require that Payee execute such additional documents as Maker deems appropriate to ensure compliance with state and federal securities laws.

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note. This Note is not secured by any collateral or assets of Maker.

If any payment required under this Note is not paid within thirty (30) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to two percent (2%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee. All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

This Note and all other documents or instruments relating to the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Loan Documents." Time is of the essence of this Note. The occurrence of the following event shall constitute and is hereby defined to be an "Event of Default": (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

After the Maturity Date, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Loan Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgement obtained by Payee.

This Note is a “restricted security” and is being issued to Payee based on the representations made by Payee that it is Accredited Investor and such other representations made by the Payee in the Subscription Agreement attached to this Note incorporated by reference herein. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices. This Note shall be governed by and construed according to the laws of the State of Florida.

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IN WITNESS WHEREOF, these presents are executed as of the date first written above.

MAKER:

Premier Indemnity Holding Company

By:______________________________
Gregg Barrett

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